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                                  EXHIBIT 21

                        Subsidiaries of the Registrant

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                                  Exhibit 21

                          Subsidiaries of Registrant

                                  Percentage                 Jurisdiction or
Subsidiaries (a)                 of Ownership            State of Incorporation
----------------                 ------------            ----------------------
B & L Bank                           100%                     United States

Lafayette County Bank                100%                     Missouri

B & L Financial Services, Inc.       100%                     Missouri

B & L Mortgage, Inc.                 100%                     Missouri

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(a)  The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.